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                                                                      Exhibit 21

Subsidiaries of StanCorp Financial Group, Inc.

Company Name                                          Location
------------                                          --------
1. Standard Insurance Company                         Oregon
2. The Standard Life Insurance Company of New York    New York
3. StanCorp Mortgage Investors, LLC                   Oregon
4. StanCorp Investment Advisers, Inc.                 Oregon
5. StanWest Equities, Inc.                            Oregon